Exhibit 99.1

Investor Contacts:	Marisa Jacobs, Crocs Inc.
(303) 848-7322
mjacobs@crocs.com
and
Brendon Frey, ICR
(203) 682-8200
Brendon.Frey@icrinc.com

Media Contact:	Patrick Rich, Crocs, Inc.
(303) 848-7408
prich@crocs.com

Crocs, Inc. Reports Second Quarter 2017 Results

Income from Operations Increases 43% to $29.4 Million;

Revenues at High End of Guidance, Gross Margin Gains and SG&A Reductions Exceed Guidance

NIWOT, COLORADO — August 9, 2017 — Crocs, Inc. (NASDAQ: CROX) a world leader in innovative casual footwear for men, women and children, today announced its financial results for the second quarter of 2017. These results cover the three months ended June 30, 2017, and are compared to the three months ended June 30, 2016.

Andrew Rees, President and Chief Executive Officer, said, “During the second quarter, we continued to revitalize the Crocs brand and drive improvement in the quality of our revenues. A favorable response to our Spring/Summer 2017 collection, particularly as it relates to clogs and sandals, drove solid growth in these silhouettes. A focus on our core molded products and effective inventory management enabled us to deliver gross margins which exceeded guidance, while our intense focus on expense management kept SG&A below projected levels. We are optimistic about the early response to our Fall/Holiday 2017 collection, and anticipate that the positive sentiment seen to date will continue throughout the second half of the year, despite the challenging retail environment.”

Second Quarter 2017 Operating Results:

•                  Revenues, at the high end of our guidance, came in at $313.2 million. On a constant currency basis, revenues decreased 2.7%, compared to the second quarter of 2016. We continued to execute against plans to improve the quality of our revenues and strengthen our brand.

•                  Second quarter gross margin rose 180 basis points to 54.2% compared to last year’s second quarter. Improved product and better management of inventory enabled us to generate higher quality revenues. We also benefited from the continued shift toward more molded product.

•                  Selling, general and administrative expenses (“SG&A”) were $140.4 million compared to $149.0 million in the second quarter of 2016, a decrease of 5.8%. As a percent of revenues, SG&A improved 120 basis points.  Our second quarter 2017 SG&A results include $1.8 million of costs relating to our SG&A reduction initiative. The right sizing of our store fleet, operational efficiencies, and a disciplined approach to expense management, coupled with some timing and approximately $1.0 million in recovery of bad debt previously reserved for in China, contributed to this improvement.

•                  Net income attributable to common stockholders was $18.1 million, or $0.20 per diluted share. Excluding $1.8 million related to our SG&A reduction initiatives, the Company reported non-GAAP net income attributable to common stockholders(1) of $19.9 million. In the second quarter of 2016, our net income attributable to common stockholders was $11.7 million, or $0.13 per diluted share, and our non-GAAP adjusted net income attributable to common stockholders was $12.0 million.

•                  For the quarter ended June 30, 2017, we had 74.6 million weighted average diluted common shares outstanding.

Balance Sheet and Cash Flow Highlights:

•                  Cash and cash equivalents as of June 30, 2017 were $157.0 million, compared to $146.7 million as of June 30, 2016.

•                  Inventory was $155.7 million as of June 30, 2017, compared to $169.9 million as of June 30, 2016. This reflects our ongoing efforts to carefully manage inventory and improve the quality of goods on hand.

•                  Cash provided by operating activities was $39.4 million during the first six months of 2017, compared to $19.8 million during the first six months of 2016.

•                  Capital expenditures totaled $6.8 million during the second quarter of 2017, compared to $6.9 million during the second quarter of 2016.

•                  Cash used by financing activities included $10.0 million used to repurchase 1.4 million shares of our common stock.

Financial Outlook

Third Quarter 2017:

•                  The Company expects third quarter 2017 revenues to be between $230 and $240 million.

•                  The Company expects gross margin for the third quarter to be essentially flat to the third quarter of 2016.  Our gross margin in the third quarter of 2016 included a benefit of more than 200 basis points due to a favorable inventory adjustment.

•                  The Company expects SG&A to be down approximately $3 million to last year, including approximately $2 million of charges associated with our SG&A reduction initiative.

Full Year 2017:

•                  The Company continues to expect 2017 revenues to be down low single digits compared to 2016. This is reflective of the various business model changes taking place throughout the year, and an accelerated pace of store closings.

•                  The Company continues to expect gross margin for 2017 to be approximately 50%.

•                  The Company now expects SG&A for 2017 to be between $490 and $495 million. This is down from our previous guidance, and $10 to $15 million below the 2016 SG&A of $506.3 million. This lower range reflects the improvement realized in the second quarter, as well as the accelerated pace at which we are reducing company-operated stores. Included in the range is $7 to $10 million of charges associated with our SG&A reduction plan.

(1)         Refer to “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a description of and reconciliation of GAAP to non-GAAP measures.

Conference Call Information:

A conference call to discuss second quarter 2017 results is scheduled for today, Wednesday, August 9, 2017, at 8:30 am EDT. The call participation number is (888) 771-4371. A recording of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call and can access a replay of the call at (630) 652-3042. All of the above calls will require the input of the conference identification number 45276571. The call will also be streamed on the Crocs website, www.crocs.com. An audio recording of the conference call will be available at www.crocs.com through August 9, 2018.

About Crocs, Inc.:

Crocs, Inc. (NASDAQ: CROX) is a world leader in innovative casual footwear for men, women and children. Crocs offers a broad portfolio of all-season products, while remaining true to its core molded footwear heritage. All Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight and non-marking qualities that Crocs fans know and love.

Visit www.crocs.com for additional information.

Forward Looking Statements:

This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, expectations and our revenues, gross margin and SG&A outlook. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of August 9, 2017. We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues, gross margin or SG&A, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$313,221	$323,828	$581,128	$602,968
Cost of sales	143,414	154,188	277,737	303,962
Gross profit	169,807	169,640	303,391	299,006
Selling, general and administrative expenses	140,361	149,035	258,363	264,158
Income from operations	29,446	20,605	45,028	34,848
Foreign currency gain (loss), net	162	(1,700)	438	(2,947)
Interest income	157	164	307	380
Interest expense	(188)	(234)	(372)	(477)
Other income (loss)	9	(189)	133	(107)
Income before income taxes	29,586	18,646	45,534	31,697
Income tax expense	7,627	3,109	12,564	6,014
Net income	21,959	15,537	32,970	25,683
Dividends on Series A convertible preferred stock	(3,000)	(3,000)	(6,000)	(6,000)
Dividend equivalents on Series A convertible preferred shares related to redemption value accretion and beneficial conversion feature	(873)	(802)	(1,729)	(1,587)
Net income attributable to common stockholders	$18,086	$11,735	$25,241	$18,096
Net income per common share:
Basic	$0.21	$0.13	$0.29	$0.21
Diluted	$0.20	$0.13	$0.29	$0.20

Weighted average common shares outstanding - basic	73,953	73,389	73,882	73,238
Weighted average common shares outstanding - diluted	74,572	74,243	74,625	74,389

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except par value)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$156,962	$147,565
Accounts receivable, net of allowances of $50,700 and $48,138, respectively	135,893	78,297
Inventories	155,749	147,029
Income tax receivable	5,830	2,995
Other receivables	14,219	14,642
Restricted cash - current	2,461	2,534
Prepaid expenses and other assets	25,052	32,413
Total current assets	496,166	425,475
Property and equipment, net of accumulated depreciation and amortization of $93,929, and $88,603, respectively	41,018	44,090
Intangible assets, net	68,411	72,700
Goodwill	1,615	1,480
Deferred tax assets, net	7,079	6,825
Restricted cash	2,856	2,547
Other assets	13,449	13,273
Total assets	$630,594	$566,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$82,980	$61,927
Accrued expenses and other liabilities	84,900	78,282
Income taxes payable	14,978	6,593
Current portion of borrowings and capital lease obligations	1,722	2,338
Total current liabilities	184,580	149,140
Long-term income tax payable	4,865	4,464
Long-term capital lease obligations	40	40
Other liabilities	13,766	13,462
Total liabilities	203,251	167,106
Commitments and contingencies
Series A convertible preferred stock, 1.0 million authorized, 0.2 million shares outstanding, liquidation preference $203 million	180,629	178,901
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 4.0 million shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 94.7 million and 93.9 million issued, 73.0 million and 73.6 million shares outstanding, respectively	[95]	94
Treasury stock, at cost, 21.7 million and 20.3 million shares, respectively	(294,252)	(284,237)
Additional paid-in capital	368,036	364,397
Retained earnings	220,966	195,725
Accumulated other comprehensive loss	(48,131)	(55,596)
Total stockholders’ equity	246,714	220,383
Total liabilities and stockholders’ equity	$630,594	$566,390

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$32,970	$25,683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,815	17,031
Unrealized gains on foreign exchange, net	(1,744)	(4,884)
Share-based compensation	3,945	5,898
Other non-cash items	(2,872)	1,685
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(53,086)	(47,129)
Inventories	(4,743)	2,148
Prepaid expenses and other assets	12,567	(5,107)
Accounts payable, accrued expenses and other liabilities	35,528	24,493
Cash provided by operating activities	39,380	19,818
Cash flows from investing activities:
Cash paid for purchases of property and equipment	(4,958)	(10,280)
Proceeds from disposal of property and equipment	1,506	2,428
Cash paid for intangible assets	(7,273)	(2,561)
Change in restricted cash	30	(845)
Cash used in investing activities	(10,695)	(11,258)
Cash flows from financing activities:
Proceeds from bank borrowings	5,500	29,582
Repayments of bank borrowings and capital lease obligations	(7,565)	(30,662)
Dividends—Series A preferred stock	(6,000)	(6,000)
Repurchases of common stock	(10,000)	—
Other	(240)	(363)
Cash used in financing activities	(18,305)	(7,443)
Effect of exchange rate changes on cash	(983)	2,204
Net change in cash and cash equivalents	9,397	3,321
Cash and cash equivalents—beginning of period	147,565	143,341
Cash and cash equivalents—end of period	$156,962	$146,662

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present “Non-GAAP selling, general, and administrative expenses” and “Non-GAAP net income attributable to common stockholders”, which are non-GAAP financial measures.  Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency”, which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under U.S. GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	Three Months Ended June 30,
	2017	2016
	(in thousands)
Selling, general and administrative expenses reconciliation:
U.S. GAAP SG&A expenses	$140,361	$149,035
Reorganization charges (1)	(767)	(274)
Strategic consulting services (2)	(280)	—
Legal settlement (3)	(220)	—
Financing fees (4)	(557)	—
Total adjustments	(1,824)	(274)
Non-GAAP SG&A expenses	$138,537	$148,761

	Three Months Ended June 30,
	2017	2016
	(in thousands)
Net income attributable to common stockholders reconciliation:
GAAP net income attributable to common stockholders	$18,086	$11,735
Reorganization charges (1)	767	274
Strategic consulting services (2)	280	—
Legal settlement (3)	220	—
Financing fees (4)	557
Total adjustments	1,824	274
Non-GAAP net income attributable to common stockholders	$19,910	$12,009

(1) Represents severance and other expenses related to reorganization activities.

(2) Represents operating expenses incurred in 2017 related to strategic consulting.

(3) Represents legal settlement during the quarter.

(4) Represents write-off of deferred financing fees.

Selling, general and administrative expenses reconciliation:
GAAP SG&A	$495 to $500
Charges associated with reduction initiatives	$7 to $10
Non-GAAP SG&A	Approximately $490

CROCS, INC. AND SUBSIDIARIES

REVENUES BY CHANNEL

(UNAUDITED)

	Three Months Ended June 30,		Change		Constant Currency Change (1)
	2017	2016	$	%	$	%
	(in thousands)
Wholesale:
Americas	$57,307	$54,620	$2,687	4.9%	$2,516	4.6%
Asia Pacific	65,146	74,640	(9,494)	(12.7)%	(8,541)	(11.4)%
Europe	30,947	36,192	(5,245)	(14.5)%	(5,234)	(14.5)%
Other businesses	103	225	(122)	(54.2)%	(121)	(53.8)%
Total wholesale	153,503	165,677	(12,174)	(7.3)%	(11,380)	(6.9)%
Retail:
Americas	55,576	57,786	(2,210)	(3.8)%	(2,108)	(3.6)%
Asia Pacific	39,429	41,319	(1,890)	(4.6)%	(1,566)	(3.8)%
Europe	13,071	13,950	(879)	(6.3)%	(1,138)	(8.2)%
Total retail	108,076	113,055	(4,979)	(4.4)%	(4,812)	(4.3)%
E-commerce:
Americas	23,271	22,691	580	2.6%	659	2.9%
Asia Pacific	20,069	14,887	5,182	34.8%	6,008	40.4%
Europe	8,302	7,518	784	10.4%	902	12.0%
Total e-commerce	51,642	45,096	6,546	14.5%	7,569	16.8%
Total revenues	$313,221	$323,828	$(10,607)	(3.3)%	$(8,623)	(2.7)%
Revenues:
Americas	$136,154	$135,097	$1,057	0.8%	$1,067	0.8%
Asia Pacific	124,644	130,846	(6,202)	(4.7)%	(4,099)	(3.1)%
Europe	52,320	57,660	(5,340)	(9.3)%	(5,470)	(9.5)%
Total segment revenues	313,118	323,603	(10,485)	(3.2)%	(8,502)	(2.6)%
Other businesses	103	225	(122)	(54.2)%	(121)	(53.8)%
Total revenues	$313,221	$323,828	$(10,607)	(3.3)%	$(8,623)	(2.7)%

(1)         Reflects year over year change as if the current period results were in “constant currency”, which is a non-GAAP financial measure. See “Reconciliation of GAAP Measures to Non-GAAP Measures” above for more information.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY CHANNEL
(UNAUDITED)

	Six Months Ended June 30,		Change		Constant Currency Change (1)
	2017	2016	$	%	$	%
	(in thousands)
Wholesale:
Americas	$128,333	$128,775	$(442)	(0.3)%	$(1,762)	(1.4)%
Asia Pacific	136,081	151,793	(15,712)	(10.4)%	(14,760)	(9.7)%
Europe	71,530	75,254	(3,724)	(4.9)%	(3,096)	(4.1)%
Other businesses	291	397	(106)	(26.7)%	(100)	(25.2)%
Total Wholesale	336,235	356,219	(19,984)	(5.6)%	(19,718)	(5.5)%
Retail:
Americas	88,405	93,535	(5,130)	(5.5)%	(5,066)	(5.4)%
Asia Pacific	60,961	63,838	(2,877)	(4.5)%	(2,730)	(4.3)%
Europe	20,490	21,505	(1,015)	(4.7)%	(1,549)	(7.2)%
Total Retail	169,856	178,878	(9,022)	(5.0)%	(9,345)	(5.2)%
E-commerce:
Americas	37,139	36,917	222	0.6%	267	0.7%
Asia Pacific	25,946	19,716	6,230	31.6%	7,111	36.1%
Europe	11,952	11,238	714	6.4%	869	7.7%
Total e-commerce	75,037	67,871	7,166	10.6%	8,247	12.2%
Total revenues	$581,128	$602,968	$(21,840)	(3.6)%	$(20,816)	(3.5)%
Revenues:
Americas	$253,877	$259,227	$(5,350)	(2.1)%	$(6,561)	(2.5)%
Asia Pacific	222,989	235,347	(12,358)	(5.3)%	(10,379)	(4.4)%
Europe	103,971	107,997	(4,026)	(3.7)%	(3,776)	(3.5)%
Total segment revenues	580,837	602,571	(21,734)	(3.6)%	(20,716)	(3.4)%
Other businesses	291	397	(106)	(26.7)%	(100)	(25.2)%
Total Revenues	$581,128	$602,968	$(21,840)	(3.6)%	$(20,816)	(3.5)%

(1)         Reflects year over year change as if the current period results were in “constant currency”, which is a non-GAAP financial measure. See “Reconciliation of GAAP Measures to Non-GAAP Measures” above for more information.

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS
(UNAUDITED)

	December 31, 2016	Opened	Closed	June 30, 2017
Company-operated retail locations:
Type:
Kiosk/store-in-store	98	—	14	84
Retail stores	228	4	41	191
Outlet stores	232	10	14	228
Total	558	14	69	503
Operating segment:
Americas	190	1	7	184
Asia Pacific	270	12	54	228
Europe	98	1	8	91
Total	558	14	69	503

Comparable retail sales and direct to consumer sales by operating segment are as follows:

	Constant Currency (1)
	Three Months Ended June 30,
	2017	2016
Comparable store sales (retail only) (2)
Americas	0.4%	(2.5)%
Asia Pacific	(0.9)%	(6.8)%
Europe	0.7%	1.8%
Global	0.0%	(3.4)%

	Constant Currency (1)
	Three Months Ended
	June 30, 2017	June 30, 2016

Direct to consumer comparable store sales (includes retail and e-commerce) (2)
Americas	1.1%	2.4%
Asia Pacific	13.3%	4.3%
Europe	5.1%	1.6%
Global	5.7%	2.9%

(1)         Reflects period over period change as if the current period results were in “constant currency”, which is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Measures” above for more information.

(2)         Comparable store status is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenues are based on same site sales period over period.